SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant

Preliminary Proxy Statement  |_|
Confidential, for Use of the Commission Only (as permitted
by Rule 14a-6(e)(2))             |_|
Definitive Proxy Statement       |_|
Definitive Additional Materials  |X|
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 |_|


                         AMERICAN LAND LEASE, INC.
              (Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

        No fee required.  |X|

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. |_|

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)   Amount previously paid:

         (2)   Form, Schedule or Registration Statement No.:

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                      [American Land Lease Letterhead]


                             IMPORTANT REMINDER




July 18, 2002


Dear Stockholder:

The Annual Meeting of Stockholders of American Land Lease, Inc. is scheduled for July 31, 2002. This letter is to remind you that your vote is important to us no matter how many shares you own.

In addition to electing the Class III Directors and ratifying the appointment of Ernst & Young, LLP as our auditors, we are asking you to approve, in order to comply with the NYSE rules, the issuance to our officers and directors of shares of common stock and/or OP Units on the same terms and subject to the same conditions as other offerees. We are also seeking your approval of the issuance by Asset Investors Operating Partnership, L.P. of OP Units from time to time.

For reasons explained in the Proxy Statement previously sent to you, the Board encourages you to vote FOR these proposals.

To date your proxy has not been received. We encourage you to read carefully the Proxy Statement previously mailed to you and to vote promptly using the enclosed duplicate proxy voting form. If it is convenient, you may also vote by telephone or the Internet. Simply follow the instructions set forth on the enclosed proxy voting form.

If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 toll-free or (212) 929-5500 collect.

Your prompt attention to this matter would be greatly appreciated.

                                             Sincerely,

                                             /s/ Robert G. Blatz

                                             Robert G. Blatz
                                             President and
                                             Chief Operating Officer